Exhibit 23.1



                             ROBERT N. WILKINSON
                               ATTORNEY AT LAW
                       EAGLE GATE BUILDING SUITE 1680B
                             60 EAST SOUTH TEMPLE
                          SALT LAKE CITY, UTAH 84111


February 2, 2001


U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549


     Re: Consent to be named in the S-8 Registration Statement of Quazon Corp., a Nevada corporation (the "Registrant"), SEC File No. 000-25843, to be filed on or about February 5, 2001, covering the registration and issuance of up to 750,000 shares of common stock to three individual consultants.

Ladies and Gentlemen:

      I hereby consent to be named in the above referenced Registration Statement of the Registrant.

      Sincerely,

      /s/ Robert N. Wilkinson
      Robert N. Wilkinson

cc: Quazon Corp.


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